UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2004

JDA Software Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27876 (Commission File Number)	86-0787377 (IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)

(480) 308-3000
(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.
Item 12. Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated July 6, 2004.

99.2	Transcript from July 6, 2004 conference call.

Item 12. Results of Operations and Financial Condition.

     On July 6, 2004, JDA Software Group, Inc. (“JDA”) announced certain of its preliminary financial results for the quarter ended June 30, 2004 by issuing a press release and on the same date, JDA held a related conference call to discuss these preliminary results. The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99.1 and a copy of the transcript of the conference call held by JDA on July 6, 2004 to discuss certain of JDA’s preliminary financial results for the quarter ended June 30, 2004 is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The press release and the conference call contained forward-looking statements regarding JDA and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

     The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Information

     JDA provides a non-GAAP measure of earnings per share in the attached press release regarding its preliminary earnings release. The presentation is intended to be a supplemental measure of performance and typically excludes non-cash charges such as amortization of intangibles, and non-recurring charges that impact the comparability of one quarter to another, or the comparability of JDA’s performance to another company that is providing this type of supplemental information. It is not intended to replace or to be displayed more prominently than our GAAP measurement of earnings per share. Our final earnings release for the quarter ended June 30, 2004 will include a clear, tabular disclosure to enable investors to reconcile the non-GAAP measures to the most directly comparable measure under GAAP.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: July 12, 2004	By:	/s/ Kristen L. Magnuson
Kristen L. Magnuson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release dated July 6, 2004.
99.2	Transcript from July 6, 2004 conference call.